ARTICLES OF INCORPORATION

                                       OF

                                  ARCHITRONICS


     KNOW  ALL  MEN  BY  THESE  PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a Corporation under and by virtue of the laws of the State of Nevada, and we hereby state and certify:

     FIRST:  That  the  name  of  said  Corporation  shall  be:

                                  ARCHITRONICS

     SECOND: That the Resident Agent of the Corporation shall be Ward & Maglaras, Ltd. And the location of the principal office of the corporation, within the State of Nevada, shall be 719 South Sixth Street, Las Vegas, County of Clark, State of Nevada.
     It is hereby expressly provided that other office or offices, for the transaction of business of the Corporation, may be maintained at such place or places, whether within or without the State of Nevada, as may from time to time be named and selected by its Board of Directors, or may be provided in the By-Laws of this Corporation and any and all business transacted outside the State of Nevada shall be effectual for all purposes as though said meetings were held at the principal office and place of business of said Corporation in the State of Nevada.
     THIRD: That the nature of the business and the objects and purposes proposed to be transacts, promoted, or carried on by this Corporation, are as follows:
Generally, to carry on any lawful business or businesses, and to engage in any and every line of activity and business enterprises which the Board of Directors may, from time to time, deem to be reasonably incident to any of the objects and purposes above-named, or to be beneficial or helpful to the interest of this Corporation, or which may be calculated, directly or indirectly, to enhance the value of its property, and to carry on any and all of the business and other operations in any county, country, state, province, territory or place in the world; and to establish head and branch offices and places of business wherever it may deem advisable; and to do any and all of the matters and things hereinabove set forth to the extent that the natural persons, agents, contractors, trustees or otherwise, alone or in the company of others.
     FOURTH: This Corporation shall be authorized to issue only one class of stock which shall be designated as Common Stock; the total number of shares of said stock the Corporation shall have authority to issue shall be 2500 shares no par value.
     Any and all shares issued by the Corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call of assessment thereon, and the holders of such stock shall not be liable for any further assessments.
     FIFTH: The objects and powers specified in any clause contained in these Articles shall not, in any wise, limit or restrict by reference to, or inference from, the terms of any other clause of this Article, and the foregoing enumeration of powers, as specified, shall not be held to limit or restrict, in any manner, the general powers of the Corporation and the enjoyment thereof as conferred by the laws of the State of Nevada upon Corporation organized under the general Corporation Laws of said State.
     SIXTH: The members of the Governing Board shall be styled "Directors", and the number of such Directors shall be as the Board of Directors, or the Stockholders, at any regular meeting or special meeting called for that purpose, by resolution, may deem advisable, provided that the number may now be decreased to less than the number of Shareholders, if less than three or increased to more than
     SEVENTH: The names and post office addresses of the first Board of Directors are as follows:
     NAME                              ADDRESS
     ----                              -------
DAVID  WELLES                    3  Sunset  Way  #D-44
                              Henderson,  Nevada   89015
DANIEL  CASHDAN                    3  Sunset  Way  #D-44
                              Henderson,  Nevada   89015
GERALD  MOFFIT                    3  Sunset  Way  #D-44
                              Henderson,  Nevada   89015

     EIGHTH:     The  names  and  post  office  addresses  of  the incorporators subscribing  their  names  to  these  Articles  of Incorporation are as follows:

NAME                              ADDRESS
----                              -------
ANNE  REED                         719  South  Sixth  Street
                              Las  Vegas,  Nevada  89101
TIM  NEE                         719  South  Sixth  Street
                              Las  Vegas,  Nevada  89101
JOY  APPLE                         719  South  Sixth  Street
                              Las  Vegas,  Nevada  89101

     NINTH:     This  Corporation  shall  have  perpetual  existence.
     TENTH: The private property of the Stockholders of this Corporation shall be, and is hereby, made forever exempt from the debts of the Corporation.
     ELEVENTH:     The  Corporation,  through  its  By-Laws,  shall  have  the authority to make such provisions as may, from time to time, be deemed necessary or advisable for the promotion of the interests of this Corporation and the Corporation may, through its By-Laws, confer such powers, privileges, authorities and duties upon its Board of Directors as it may deem necessary or advisable or upon an Executive Committee or other committees; and this Corporation and its Board of Directors shall and may exercise all rights, powers, and privileges of whatsoever kind or nature, whether specifically provided herein or not, which may now or thereafter be conferred upon similar Corporations organized under and by virtue of the laws of the State of Nevada.
     IN WITNESS WHEREOF, the undersigned Incorporators have executed these Articles of Incorporation this 3rd day of May, 1985.

                              /s/  Anne  Reed
                              ---------------------------
                              Anne  Reed

                              /s/     Tim  Nee
                              ---------------------------
                              Tim  Nee

                              /s/  Joy  Apple
                              ---------------------------
                              Joy  Apple

STATE  OF  NEVADA     )
                    )SS
COUNTY  OF  CLARK     )

On this 3rd day of May, 1985, personally appeared before me, a Notary Public in and for said County and State, ANNE REED, TIM NEE and JOY APPLE, known to me to be the persons described in and who executed the foregoing Articles of Incorporation of Architronics and who severally acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein contained.

     WITNESS  my  hand  and  official  seal.

                              /s/  Chris  Maglaras  Jr.
                              -----------------------------
                              Notary  Public
[NOTARY  SEAL]

                      CERTIFICATE OF AMENDMENT OF ARTICLES
                                OF INCORPORATION
                              OF GOLDEN SOIL, INC.


     We the undersigned, John Heidelberger, President and Loretta Heidelberger, Secretary of Golden Soil, Inc. Do hereby certify: that the Board of Directors of said corporation at a meeting duly convened, held on the 14th day of June, 1999 adopted a resolution to amend the original articles as follows:


ARTICLE  FIRST  WHICH  PRESENTLY  READS  AS  FOLLOWS:


                                  ARTICLE FIRST
                                 Corporate Name

     The  name  of  the  corporation  is:  ARCHITRONICS


IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                  ARTICLE FIRST
                                 Corporate Name

     The  name  of  the  corporation  is:  GOLDEN  SOIL,  INC.


ARTICLE  FOURTH  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                 ARTICLE FOURTH
                                      Stock

     This Corporation shall be authorized to issue only one class of stock which shall be designated as Common Stock; the total number of shares of said stock the Corporation shall have authority to issue shall be 2500 shares no par value.
     Any and all shares issued by the Corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessments.


IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                 ARTICLE FOURTH
                                      Stock
     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

ARTICLE  SIXTH  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE SIXTH
                                    Directors

     The members of the Governing Board shall be styled "Directors", and the number of such Directors shall be as the Board of Directors, or the Stockholders, at any regular meeting or special meeting called for that purpose, by resolution, may deem advisable, provided that the number may now be decreased to less than the number of Shareholders, if less than three or increased to more than.


IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                  ARTICLE SIXTH
                                    Directors

The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Article and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.
     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.


                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                  ---------------------------------------------

                                 ARTICLE TWELVE
                                COMMON DIRECTORS

     As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.


                                ARTICLE THIRTEEN
                       LIABILITY OF DIRECTORS AND OFFICERS

     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article, shall be liable to the extent provided by applicable law, for acts or omission which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

                                ARTICLE FOURTEEN
           ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

     This  corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 475,000; that the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

               /s/  John  Heidelberger
               ______________________________________
               John  Heidelberger,  President


               /s/  Loretta  Heidelberger,
               ______________________________________
               Loretta  Heidelberger,  Secretary/Treasurer


State  of  Utah
County  of  Salt  Lake

On 14, June 1999, personally appeared before me, a Notary Public, John Heidelberger and Loretta Heidelberger who acknowledged that they executed the above instrument.

  [NOTARY  SEAL]          /s/  Lynette  Noerring
                         _______________________________
                         Notary  Public